Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Petróleo Brasileiro S.A.—Petrobras (“Petrobras”) of our report dated April 26, 2017 relating to the financial statements, which appears in Petrobras’s Form 20-F for the year ended December 31, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Rio de Janeiro, May 8, 2019

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Auditores Independentes